NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

NUMBER
PA 103

SERIES A PREFFERED
PURE EARTH INC.

SHARES

DESIGNATED 20,000 SHARES
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
PAR VALUE: $.001

CUSIP NO. 74623L 10 5

This Certifies that SPECIMEN

Is The Record Holder Of

Shares of PURE EARTH, INC. XXXXXXXXXX SERIES A PREFFERED STOCK transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

PURE EARTH, INC.
CORPORATE
Seal
DELAWARE

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED & REGISTERED

INTERWEST TRANSFER CO. INC. P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117

COUNTERSIGNED Transfer Agent-Authorized Signature